SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 3, 2003

DRESSER, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-60778	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100

Addison, Texas 75001

(Address of principal executive offices) (zip code)

(972) 361-9800

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure.

Effective April 3, 2003, Dresser Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement and the Lenders and Agents named therein, entered into Amendment No. 4 and Waiver to the Credit Agreement (the “Amendment”). The Amendment provides the company with an extension in which to provide audited financial statements for the fiscal years ended 2002 and 2001; it also waives any default arising solely from the failure to comply with certain reporting requirements prior to the Amendment. The Amendment also modifies certain financial ratios that the company is required to maintain. The Amendment is filed herewith as Exhibit 4.1.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

The following Exhibits are filed herewith

4.1	Amendment No. 4 and Waiver to the Credit Agreement effective April 3, 2003 among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement and the Lenders and Agents named therein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER, INC.

Date:	April 7, 2003	By:	/s/ Patrick M. Murray
Patrick M. Murray Chief Executive Officer

/s/ James A. Nattier
James A. Nattier Executive Vice President Chief Financial Officer

/s/ Dale B. Mikus
Dale B. Mikus Vice President – Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 4 and Waiver to the Credit Agreement